Exhibit 23.01(a)

MAYER, BROWN, ROWE MAW LLP

June 24, 2005

CIS Investments, Inc. Managing Owner of JWH Global Trust 233 South Wacker Drive Suite 2300 Chicago, IL 60606

CONSENT OF COUNSEL

We consent to the references to our firm under the captions “Tax Consequences” and “Lawyers; Accountants” in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on or about June 24, 2005 and the related Prospectus of JWH Global Trust.

Very truly yours,

/s/ Mayer, Brown, Rowe & Maw LLP